SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) July 2, 2004

                                 MEDIFAST, INC.
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             (Exact name of registrant as specified in its charter)

                Delaware                     000-23016             13-3714405
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    (State or other jurisdiction      (Commission File Number)    (IRS Employer
   of incorporation or organization)                                Ident. No.)

        11445 Cronhill Drive, Owing Mills, Maryland             21117
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          (Address of principal executive offices)            (Zip Code)

        Registrant's telephone number, including area code (410)-581-8042


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         (Former name or former address, if changed since last report.)


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Item 5.  Other Events

Owings Mills, MD (July 2, 2004) - Medifast, Inc. (AMEX: MED) announced today that it expects to report record second quarter revenues for the period ended June 30, 2004. The Company had unaudited revenues for the three-month period ending June 30, 2004 of approximately $7.2 million, a 12% increase versus the same period last year when the Company reported revenues of approximately $6.4 million. Medifast has increased its six-month domestic revenues by 24% to $14 million versus $11.3 million for the same period ended June 30, 2003. Medifast's overall 2004 year-to-date revenues grew by approximately 10% to $14 million versus $12.8 million for the same period in 2003. The Company's International business for the six-month period ended June 30, 2003 was $1.5 million, or 12% of total YTD revenues, while in 2004 the Company has only made International shipments of $50,000, or .3% of total YTD revenues. The Company believes that the events in the Middle and Far East have adversely affected the Dr. Diet by Medifast launches that had been scheduled in new countries, resulting in excess inventory for its International distributor.

         Medifast conducted its most extensive national TV campaign in its' history during the first half of the year. The Company generated the forecasted number of opt-in leads, which exceeded well over 100,000 new potential customers, however the contact to close cycle has taken much longer than the test conducted in October 2003. As a result, the Company has modified its plan and is implementing extensive direct mail and marketing programs to produce increased sales from this list. A combination of TV, print and mail order using the Company's outbound sales force and Take Shape for Life Network is achieving increased sales. Overall, Medifast is only $850,000 off its domestic revenue goal for the first six months of 2004. Because of regulatory and legal constraints, the Company could not make its full compliment of clinically proven health claims for its Diabetic products in the first six months of 2004. The Company's initial marketing campaign for Medifast Plus for People with Diabetes, and its retail version Maintain by Medifast(R) was delayed until July of 2004. The Diabetic study at Johns Hopkins will be completed in 2004, with the final publishing of the study scheduled for early 2005.

         Despite the International setbacks and the delayed diabetic product launch on TV, Medifast is growing and its domestic sales increase shows its vitality and future potential. The Company's Balance Sheet demonstrates this vitality by indicating a 4 to 1 ratio of assets to liabilities, and a quick ratio of 2 to 1. The Company has promoted four members of its management team to insure the most talented and seasoned managers are in place to help grow revenues.

The new assignments in the Company are as follows:

         Mr. Don Boysen has been named Corporate Chief of Staff and will oversight marketing, sales, IT and the Company's Hi Energy clinical operations. He joined the company in September 2002 and has served as the Director of Operations and the Vice President of Manufacturing and Distribution. Mr. Boysen received a Bachelor of Science in Business Administration from the University of Texas and has over 23 years of management, marketing and technology development experience to include his role as the Director of Operations and Site Manager for Ulticom, Inc., Dallas, Texas, and as a Call Center Manager with over 200 agents for Wang Laboratories, Oklahoma City, Oklahoma. Mr. Boysen has excelled in managing the integration of the Company's manufacturing and distribution operations. He has demonstrated his exceptional management experience and will make a significant contribution in enhancing and integrating the Company's sales, marketing and IT efforts.

         Ms. Meg MacDonald has been named Senior Vice President of Operations. She previously served the Company as a Director and Vice President of Operations since October of 2001 and is a graduate of Villanova University.

         Mr. Robert Hallock has been named Vice President of Marketing, and will be reporting to Mr. Boysen. Mr. Hallock previously served the Company as the Vice President of Sales in 2003. Mr. Hallock is a graduate of the Wharton School of Business of the University of Pennsylvania and also graduated from the Georgetown University Law Center. Mr. Hallock has 30 years of education and background in general management, sales and marketing including brand management and global advertising development. The Company intends to utilize Mr. Hallock's education and background to improve Medifast's brand advertising results.

         Mrs. Jaime Elwood has been named Vice President of Customer Service and Distribution. She previously served the company as the Senior Director of Marketing and has a Bachelor of Science in Business Communications from Villa Julie College in Baltimore, Maryland.

         Management is optimistic that its international and domestic diabetic business could track to its forecast in the second half of the year. The Company revises its 2004 annual forecast as follows:

         The Company expects to report full-year revenue of $30 to $31 million with a pretax profit of $4.2 to $4.4 million, or $0.32 to $0.35 per diluted share. The decrease in pretax profit is caused by both the reduction of overall revenue, as well as the estimated dilution caused by the issuance of over one million shares of common stock related to the conversion of Preferred Stock and options from the original venture capital investors, consultants, and employees. For the second quarter ending June 30, 2004, Medifast's unaudited estimate of revenues is $7.2 million.

         This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, outcomes of government inquiries and investigations and related litigation, continued compliance with government regulations, fluctuations in customer demand, management of rapid growth, intensity of competition from other healthcare product companies, timing and acceptance of new product introductions, general economic conditions, geopolitical events and regulatory changes, as well as other especially relevant risks detailed in the Company's filings with the Securities and Exchange
Commission, including its Annual Report on Form 10-K for the period ended December 31, 2003 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, September 30, 2003 and March 31, 2004 and its 8-K dated March 23, 2004. The information set forth herein should be read in light of such risks. The Company assumes no obligation to update the information contained in this press release.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MEDIFAST, INC.

Dated:  July 2, 2004

                                            /s/ Bradley T. MacDonald
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                                            Bradley T. MacDonald
                                            Chairman and Chief Executive Officer